As filed with the Securities and Exchange Commission on March 22, 2021

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATOSSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-4753208
(State or other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

107 Spring Street

Seattle, Washington 98104

Telephone: (866) 893-4927

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Steven C. Quay

Chairman, Chief Executive Officer and President

107 Spring Street

Seattle, Washington 98104

Telephone: (866) 893-4927

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copy to:

Ryan A. Murr Gibson, Dunn & Crutcher LLP 555 Mission Street San Francisco, California 94105 Telephone: (415) 393-8373	Kyle Guse Chief Financial Officer and General Counsel 107 Spring Street Seattle, Washington 98104 (866) 893-4927

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective, as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.  ☒ Registration Statement No. 333-248555

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per unit(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)
Common stock, $0.18 per share	–	–	–	–
Preferred stock, $0.001 per share	–	–	–	–
Debt Securities	–	–	–	–
Warrants	–	–	–	–
Units	–	–	–	–
Total	–	–	$8,365,470	$912.67

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)

These are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and such indeterminate number of units consisting of such securities. The registrant previously registered securities, including common stock, preferred stock, debt securities, warrants and units comprised of same, with an aggregate offering price of $100,000,000 on a Registration Statement on Form S-3 (File No. 333-248555) originally filed on September 2, 2020 and declared effective on September 10, 2020 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) an additional amount of securities, including common stock, preferred stock, warrants, debt securities and units comprised of same having a proposed maximum aggregate offering price of $8,365,470 is hereby registered, representing no more than 20% of the maximum aggregate offering price of securities available for issuance under the Prior Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement exceed that registered under such registration statement. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(3)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the Registration Statement on Form S-3 (File No. 333-248555), originally filed with the Commission by Atossa Therapeutics, Inc. (the “Registrant”) on September 2, 2020 and declared effective on September 10, 2020 (the “Prior Registration Statement”). This Registration Statement is being filed for the sole purpose of registering additional securities by a proposed aggregate offering price of $8,365,470, which represents no more than 20% of the maximum aggregate offering price of the unsold securities remaining under the Prior Registration Statement. The contents of the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto, are hereby incorporated by reference. The required opinions and consents are listed on the exhibit index hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. Exhibit Index.

Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-3 (SEC File No. 333-248555) are incorporated by reference into, and shall be deemed a part of, this Registration Statement. The following additional exhibits are filed herewith as part of this Registration Statement:

Exhibit No.	Description	Form	Date

5.1	Opinion of Gibson, Dunn & Crutcher LLP	Filed herewith	March 22, 2021
23.1	Consent of BDO USA LLP	Filed herewith	March 22, 2021
23.2	Consent of Gibson, Dunn & Crutcher LLP	Filed as part of Exhibit 5.1 to this Registration Statement on Form S-3	March 22, 2021
24.1	Powers of Attorney	Included in registrant’s Registration Statement on Form S-3 (File No. 333-248555) effective September 10, 2020	September 2, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on March 22, 2021.

Atossa Therapeutics, Inc.
By:	/s/ Steven C. Quay
Steven C. Quay, M.D., Ph.D.
Chairman, Chief Executive Officer and President

	Signature	Office(s)	Date

	/s/ Steven C. Quay	Chairman, Chief Executive	March 22, 2021
	Steven C. Quay, M.D., Ph.D.	Officer and President
(Principal Executive Officer)

	/s/ Kyle Guse	Chief Financial Officer, General Counsel and Secretary	March 22, 2021
	Kyle Guse	(Principal Financial and Accounting Officer)

	*	Director	March 22, 2021
Shu-Chih Chen, Ph.D.

	*	Director	March 22, 2021
Richard Steinhart

	*	Director	March 22, 2021
Stephen J. Galli, M.D.

	*	Director	March 22, 2021
H. Lawrence Remmel

	*	Director	March 22, 2021
Gregory L. Weaver

*By:	/s/ Kyle Guse
Kyle Guse, Attorney-in-Fact